Exhibit 23.1

John Kinross-Kennedy, C.P.A.
17848 Skypark Circle
Irvine, CA  92614-6401
(949) 955-2522.   Fax (949)724-3817
jkinross@zamucen.com\

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use in this Post-Effective Amendment  to the Annual Report Form 10-K/A of KonaRed Corporation for the year ended May 31, 2013, of my auditor’s report dated August 23, 2012, and the related financial statements of TeamUpSport Inc., for the years ended May 31, 2012 and 2011.

In addition, I consent to the reference to me under the heading “Experts” in the registration statement.

/s/ John Kinross-Kennedy, CPA

John Kinross-Kennedy, CPA
December 9, 2013